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                                                                    Exhibit 99.2


                                                           [SPSS LOGO]

FOR IMMEDIATE RELEASE
Contact: Janine Warell
312-261-6535
jwarell@spss.com


               SPSS INC. PRICES $125 MILLION PRIVATE PLACEMENT OF
                  2.50% CONVERTIBLE SUBORDINATED NOTES DUE 2012

CHICAGO, Ill., March 13, 2007 -- SPSS Inc. (NASDAQ: SPSS) today announced the pricing of its offering of $125 million aggregate principal amount of 2.50% Convertible Subordinated Notes due 2012 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The sale of the notes is expected to close on March 19, 2007, subject to satisfaction of customary closing conditions. SPSS also granted the initial purchaser of the notes a 30-day option to purchase up to an additional $25 million aggregate principal amount of notes, solely to cover over-allotments.

The notes will pay interest semiannually at a rate of 2.50% per year and will be subordinated to all present and future senior indebtedness of the Company. The notes will be convertible, subject to certain conditions. Unless SPSS has made an irrevocable election to physically settle, upon conversion of a note, a holder will receive cash in an amount equal to the lesser of $1,000 and the conversion value and, if the conversion value is greater than $1,000, payment of the excess value, at the Company's option, in the form of cash, shares of Company common stock or a combination of cash and common stock. The initial conversion rate is 21.3105 shares of common stock per $1,000 principal amount of the notes (which is equivalent to an initial conversion price of approximately $46.93 per share), subject to adjustment upon the occurrence of certain events. This represents a conversion premium of approximately 42.5% relative to the last quoted sale price of the Company's common stock on the Nasdaq Global Select Market on March 13, 2007.

As previously announced, SPSS intends to use $50 million of the net proceeds from the offering to purchase approximately 1.5 million shares of its outstanding common stock at $32.93 per share in connection with this offering. SPSS intends to use the remaining proceeds of this offering for general corporate purposes, including potential acquisitions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

SAFE HARBOR STATEMENT

This press release contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by phrases such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "could," "designed," "should be" and other similar expressions which denote expectations of future events rather than statements of fact. These forward-looking statements involve factors that are subject to risks and uncertainties. These risks and uncertainties, which may not be currently ascertainable and many of which are beyond the Company's control, may cause the Company's actual results, performance or achievements to be materially different than the results, performance or achievements expressed in or implied by the forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission ("SEC"). Copies of these filings are available either on the SEC's website at www.sec.gov or from the Company's investor relations department. In light of these risks and uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that any future results, performance or achievements will be attained. These forward-looking statements speak only as of the date on which they are made. The Company assumes no obligation to update the forward-looking statements contained in this press release.